As filed with the Securities and Exchange Commission on March 12, 2004
                                                      Registration No. 333-41676
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        __________________________________

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                        __________________________________

                         KENTUCKY NATIONAL BANCORP, INC.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

       INDIANA                                                 61-1345603
-------------------------------                            ------------------
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                             1000 NORTH DIXIE AVENUE
                          ELIZABETHTOWN, KENTUCKY 42701
                    ----------------------------------------
                    (Address of Principal Executive Offices)

           KENTUCKY NATIONAL BANCORP, INC. DIRECTOR FEE DEFERRAL PLAN KENTUCKY NATIONAL BANCORP, INC. 2000 STOCK OPTION AND INCENTIVE PLAN
      --------------------------------------------------------------------
                           (Full Titles of the Plans)

                           RONALD J. PENCE, PRESIDENT
                         KENTUCKY NATIONAL BANCORP, INC.
                             1000 NORTH DIXIE AVENUE
                          ELIZABETHTOWN, KENTUCKY 42701
                     ---------------------------------------
                     (Name and Address of Agent For Service)


                                 (270) 737-6000
          ------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies To:
                            JAMES C. STEWART, ESQUIRE
                            MALIZIA SPIDI & FISCH, PC
                           1100 NEW YORK AVENUE, N.W.
                                 SUITE 340 WEST
                             Washington, D.C. 20005
                                 (202) 434-4660

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                       DEREGISTRATION OF UNSOLD SECURITIES

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333- 41676) (the "Registration Statement") of Kentucky National Bancorp, Inc. (the "Company") pertaining to 48,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), which was filed with the Securities and Exchange Commission and became effective on July 19, 2000. The Registration Statement registered the 48,000 shares for sale pursuant to the Company's Director Fee Deferral Plan and 2000 Stock Option and Incentive Plan (the "Plans"). Effective on the date of this filing, the Company is terminating its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934 and terminating the offering of shares pursuant to the Registration Statement. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective announcement, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elizabethtown, Commonwealth of Kentucky, on March 12, 2004.

                               KENTUCKY NATIONAL BANCORP, INC.

                               By: /s/ Ronald J. Pence
                                   ----------------------------------------
                                   Ronald J. Pence
                                   President
                                   (Duly Authorized Representative)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/Lawrence P. Calvert*                         /s/ Ronald J. Pence
-------------------------------------           --------------------------------
Lawrence P. Calvert                             Ronald J. Pence
Chief Executive Officer and Director            President and Director
(Principal Executive Officer)                   (Principal Financial Officer)

Date:    March 12, 2004                         Date:    March 12, 2004


/s/Robert E. Robbins, M.D.*                     /s/Kevin D. Addington*
-------------------------------------           --------------------------------
Robert E. Robbins, M.D.                         Kevin D. Addington
Chairman of the Board                           Director

Date:    March 12, 2004                         Date:    March 12, 2004


/s/Henry Lee Chitwood*                          /s/Lois Watkins Gray*
-------------------------------------           --------------------------------
Henry Lee Chitwood                              Lois Watkins Gray
Director                                        Director

Date:    March 12, 2004                         Date:    March 12, 2004'


/s/William R. Hawkins*                          /s/Christopher G. Knight, M.D.*
-------------------------------------           --------------------------------
William R. Hawkins                              Christopher G. Knight, M.D.
Director                                        Director

Date:    March 12, 2004                         Date:    March 12, 2004


/s/Leonard Allen McNutt*                        /s/ Paula H. Gearon
-------------------------------------           --------------------------------
Leonard Allen McNutt                            Paula H. Gearon
Director                                        Controller
                                                (Principal Accounting Officer)
*By: /s/ Ronald J. Pence
     --------------------------------
     Ronald J. Pence
     Attorney-in-Fact